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                                                                    EXHIBIT 3.25

                            CERTIFICATE OF FORMATION

                                       OF

                          STONE MATERIALS COMPANY, LLC

           The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, does hereby certify as follows:

                     1.        The name of the limited liability company is:

                                        Stone Materials Company, LLC

                     2. The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.


           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Stone Materials Company, LLC this 24th day of September, 1999.




                                        /s/ Melissa Freidenreich
                                       -----------------------------------------
                                       Melissa Freidenreich